EX 10.1 Form of Restricted Stock Agreement, approved September 19, 2016

Restricted Stock Agreement

This Agreement is made as of the ____ day of __________, ____ (“Date of Award”), between Torotel, Inc., a Missouri corporation (the “Company”), and ___________, (the “Grantee”).  In consideration of the agreements set forth, the Company and the Grantee agree as follows:

1.

Grant.  A restricted stock award (“Award”) of _______shares (“Award Shares”) of the Company’s stock, $.01 par value per share (“Stock”), and total fair market value equal to ___________ (__%) of the Grantee’s base pay on the date of this agreement, is hereby granted by the Company to the Grantee subject to the terms, conditions, and provisions of the Stock Award Plan (the “Plan”), the terms of which are incorporated by reference herein.

2.	Restriction. None of the Award Shares shall be sold, assigned, pledged or otherwise disposed of, voluntarily or involuntarily, by the Grantee.

3.	Release of Restriction. (a) The restriction set forth in Section 2 shall lapse on the fifth anniversary date of the Date of Award if during the five (5) year restriction period the Company’s
4.	1) cumulative annual growth in revenue is at least 10% and
5.	2) the average economic value added as a percentage of revenue is at least 2%.

(b) The restriction set forth in Section 2, to the extent they have not yet lapsed in accordance with subsection (a) above shall lapse on the first to happen of (i) the termination of Grantee’s employment with the Company by reason of disability, (ii) the Grantee’s death, or (iii) an action by the Compensation Committee of the Board of Directors that, in its sole discretion, terminates such restrictions.

6.

Forfeiture. If the restrictions set forth in Section 2 have not lapsed in accordance with any of the conditions set forth in Section 3, the Award Shares shall be immediately forfeited to the Company no later than the fifth anniversary date of the Date of Award.

7.

Tender Offer, Merger, Adjustment of Shares. Notwithstanding anything contained herein to the contrary, (a) After the first anniversary of the Date of Award, Award Shares (i) may be tendered in response to a tender offer or invitations to tender of greater than fifty percent (50%) of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company.  (b) In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock.  Any Common Stock received by Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

8.

Rights as Stockholder.  Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award.

9.

Escrow of Share Certificates.  Certificates for the Award Shares shall be issued in the Grantee’s name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein.  A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

10.

Government Regulations.  Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required.

11.	Governing Law. This Agreement shall be construed under the laws of the State of Kansas.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                                                       TOROTEL, INC.

Grantee: By:

Name:Name:

Title:Title:

Date:Date: